SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                                                                               March 16, 2005

ELECTRONICS BOUTIQUE HOLDINGS CORP.

(Exact Name of registrant as specified in charter)

Delaware	000-24603	51-0379406
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

931 South Matlack Street, West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 430-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              Entry into a Material Definitive Agreement.

On March 16, 2005, Electronics Boutique Holdings Corp. entered into a fourth amendment to its $50.0 million asset based revolving credit facility with Fleet Retail Group, Inc. (successor to Fleet Capital Corporation).  Pursuant to the amendment, Fleet agreed to eliminate certain covenant requirements in the credit facility, added a covenant requiring Electronics Boutique to maintain a certain inventory coverage ratio and extended the credit facility through March 16, 2006.  A copy of the fourth amendment to the credit facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01              Financial Statements and Exhibits.

                                (c)          Exhibits

                                The following exhibit is filed in accordance with Item 601 of Regulation S-K:

           10.1              Fourth Amendment to Loan and Security Agreement, dated as of March 16, 2005, by and among Fleet Retail Group, Inc. (successor by assignment to Fleet Capital Corporation), Electronics Boutique of America Inc., Electronics Boutique Holdings Corp. and EB Investment Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics Boutique Holdings Corp.

By:	/s/ James A. Smith
	Name:	James A. Smith
	Title:	Senior Vice President
and Chief Financial Officer

Date:  March 22, 2005

EXHIBIT INDEX

10.1         Fourth Amendment to Loan and Security Agreement, dated as of March 16, 2005, by and among Fleet Retail Group, Inc. (successor by assignment to Fleet Capital Corporation), Electronics Boutique of America Inc., Electronics Boutique Holdings Corp. and EB Investment Corp.